UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2022

Decarbonization Plus Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Delaware	001-40000	85-4197795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2744 Sand Hill Road, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(212) 993-0076

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	DCRNU	Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	DCRN	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DCRNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 12, 2022, Decarbonization Plus Acquisition Corporation II, a Delaware corporation (the “Company”), convened a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals set forth below, each of which is described in greater detail in the final proxy statement filed by the Company with the U.S. Securities and Exchange Commission on December 21, 2021.

There were 50,312,500 shares of common stock issued and outstanding at the close of business on December 6, 2021, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 30,225,924 shares present either by proxy or online, representing approximately 60.08% of the total outstanding shares of the Company’s common stock as of the Record Date.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 - The Business Combination Proposal

The Business Combination Agreement, dated as of May 25, 2021 (as amended by the First Amendment to the Business Combination Agreement dated July 27, 2021, the “Business Combination Agreement”), by and among Tritium Holdings Pty Ltd, an Australian proprietary company limited by shares, Tritium DCFC Limited, an Australian unlisted public company limited by shares (“NewCo”) and Hulk Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of NewCo, and the transactions contemplated thereby were approved and adopted. The voting results were as follows:

Votes For	Votes Against	Abstentions
29,203,932	954,339	67,653

Proposal No. 2 - The NewCo Constitution Proposal

The governance provisions contained in the constitution of NewCo that materially affect stockholder rights were approved on a non-binding advisory basis. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,719,694	1,053,479	452,751

Proposal No. 3 - The Adjournment Proposal

The adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other proposals was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,973,952	1,084,231	167,741

Item 8.01	Other Events

Stockholders holding 34,931,806 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $349.3 million (or approximately $10.00 per share) will be removed from the Trust Account to pay such holders.

On January 12, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECARBONIZATION PLUS ACQUISITION CORPORATION II

Date: January 12, 2022	By:	/s/ Peter Haskopoulos
	Name:	Peter Haskopoulos
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary